                                                               EXHIBIT (h)(4)(b)

                 AMENDMENT TO FUND PARTICIPATION AGREEMENTS AND
                       ADMINISTRATIVE SERVICES AGREEMENTS

     This AMENDMENT, executed as of January 13, 2012, and effective May 1, 2012, is entered into by and among BLACKROCK ADVISORS, LLC ("BAL"), BLACKROCK INVESTMENTS, LLC ("BRIL"), BLACKROCK VARIABLE SERIES FUNDS, INC. (the "Fund"), and the following life insurance company organized under the laws of the state or jurisdiction as indicated below:

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company")
                                   (New York)
 (as the successor to American International Life Assurance Company of New York pursuant to its merger with and into USL effective December 31, 2010)

     WHEREAS, the Company, the Fund and BRIL are parties to several Fund Participation Agreements providing for the sale of shares of certain portfolios of the Fund ( the "Portfolios") to certain separate accounts of the Company; and

     WHEREAS, the Company and BAL are parties to several Administrative Services Agreements for the performance of certain administrative services by the Company in connection with the Portfolios; and

     WHEREAS, the parties wish to amend the Fund Participation Agreements and the Administrative Services Agreements (collectively, the "Agreements") in order to provide BAL and the Portfolios more flexibility with respect to the payment of administrative services fees to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree to amend the Agreements as follows:

1. Notwithstanding anything to the contrary in the Agreements, BAL, and/or any of its affiliates and/or, if approved by the Fund Board, any of the Portfolios may pay the Company for the performance of the Administrative Services.

2. Capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Agreement.

3. To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects except as amended hereby.

4. This Amendment shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of laws thereof.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers.

BLACKROCK ADVISORS, LLC


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------


BLACKROCK INVESTMENTS, LLC


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------


BLACKROCK VARIABLE SERIES FUNDS, INC.


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
   ----------------------------------      -------------------------------------
Name: Rodney E. Rishel                  Name: Lauren W. Jones
Title: Senior Vice President            Title: Assistant Secretary


                                                                               2